Exhibit 15.4

[Letterhead of PricewaterhouseCoopers]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-125174) of Hurray! Holding Co., Ltd. (the “Company”) of our report dated April 29, 2010, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 20-F of the Company for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, the People’s Republic of China
April 29, 2010